Final

Exhibit 99.1

Bruker BioSciences Appoints William Knight as Chief Financial Officer

Billerica, Massachusetts (BUSINESS WIRE) — October 12, 2004 —  Bruker BioSciences Corporation (NASDAQ: BRKR) today announces that Mr. William J. Knight has been appointed as its new Chief Financial Officer, effective as of October 25, 2004, based in Massachusetts.  Mr. Knight has eight years of experience as a Chief Financial Officer in the biotechnology and medical device industries, and nearly thirty years of experience in senior financial management and public accounting, including sixteen years with international manufacturers of scientific instruments.

Mr. Knight was most recently Chief Financial Officer of Anika Therapeutics Inc., a publicly traded medical device company located in Woburn, MA.  Previously, Mr. Knight served as Chief Financial Officer for Zycos Inc., a private biotechnology company, as well as for NMT Medical Inc. and Zoll Medical Corp., both publicly traded medical device companies.  From 1982 to 1996, Mr. Knight was one of the founders and senior executives of Analytical Technology Inc., a scientific instrumentation company with 1995 revenues of $125 million.  Mr. Knight is a certified public accountant and began his career as an auditor with Grant Thornton.  He holds a bachelor’s degree in business administration from the University of Wisconsin.

William Knight, appointed CFO of Bruker BioSciences, stated: “My roots are in scientific instrumentation and I have known and admired Bruker for many years as a world class group of companies.  I have been impressed with the enthusiasm and commitment of all members of the Bruker BioSciences team and I look forward to being part of this dynamic company.”

Frank Laukien, President and CEO of Bruker BioSciences, commented: “Bill has an excellent background and the experience to be a strong CFO for our Company.  I am very pleased to have Bill join our management team, and I am confident that he will contribute significantly to our financial success, operational excellence and shareholder value.”

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker AXS Inc. and Bruker Daltonics Inc.  Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on X-ray technology.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry.  Bruker Daltonics also offers a broad line of nuclear, biological and chemical (NBC) detection products for defense and homeland security.  For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2003, our most recent quarterly reports on Form 10-Q, and our current reports on Form 8-K.  We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:	Michael Willett
Investor and Public Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com